EXHIBIT 23.1


Dohan and Company                           7700 North Kendall Drive 200
Certified Public Accountants                Miami, Florida    33156-7578
A Professional Association                  Telephone     (305) 274-1366
                                            Facsimile     (305) 274-1368
                                            Email         info@uscpa.com
                                            Internet       www.uscpa.com




     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      As independent registered public accountants, we hereby consent to the incorporation, by reference in this Form S-8 Registration Statement of our report dated February 18, 2005, included in the Lions Petroleum, Inc. f/k/a Energy Visions Inc. and Subsidiaries Form 10-KSB for the year ended September 30, 2004, and to all references to our Firm included in this Form S-8 Registration Statement.


/s/ Dohan and Company, CPA's, P.A.
------------------------------------------
DOHAN AND COMPANY, CPA's, P.A.
Certified Public Accountants


April 27, 2005